UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2006

Tenet Healthcare Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road, Dallas, Texas 75240

(Address of principal executive offices)

(469) 893-2200

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, the SEC is investigating Tenet Healthcare Corporation (the “Company”) in relation to allegations made by a former employee that inappropriate contractual allowances for managed care contracts may have been established at three California hospitals through at least fiscal year 2001. At the request of the audit committee of the Company’s board of directors (the “Audit Committee”), the board’s independent outside counsel, Debevoise & Plimpton LLP (“Debevoise”), conducted an investigation of these allegations utilizing the forensic accounting services of Huron Consulting Group (“Huron”).  This investigation was expanded and included determining whether similar issues might have affected other Tenet hospitals during the periods mentioned in the allegations and any other pertinent periods. Debevoise and Huron completed their investigation of the first half of fiscal year 2005 and fiscal year 2004 in September 2005.  Based on the results of the then-completed phase of the investigation, the Company concluded at the time that no adjustments were required to the Company’s financial statements for fiscal 2004 and the first two quarters of fiscal 2005.

Debevoise and Huron have now completed their investigation of periods from June 1, 1999 to December 31, 2003.  At a meeting on January 17, 2006, they presented the results of their findings for those periods to the Audit Committee.  Based on the findings, the Audit Committee has determined that it is necessary for the Company to restate its previously reported financial statements for the fiscal years ended May 31, 2000, 2001 and 2002, the seven-month transition period ended December 31, 2002, and the calendar years ended December 31, 2003 and 2004.  The findings do not result in any required adjustments to the Company’s financial statements for the first three quarters of 2005. The applicable restated financial results will be included in the Company’s 2005 Annual Report on Form 10-K.

The restatement adjustments primarily relate to the following issues:

•                  Some contractual allowances and other reserves recorded at certain hospitals lacked adequate supporting documentation or were otherwise inappropriate.

•                  Certain revenues related to a managed care payor in bankruptcy, and revenues related to Medicaid disproportionate share payments and Medicare outpatient revenues under the then new Medicare outpatient prospective payment system (“OPPS”) should have been recognized in earlier periods.

•                  The Company’s estimated professional and general liability reserves were not adequately increased in earlier periods as a result of a prior management decision that the effect of this adjustment would have been immaterial when offset against other unrecorded adjustments in the same period.

These adjustments impact various hospitals of the Company, including certain adjustments that impacted the three California hospitals identified to the SEC by the former employee.  The 2004 income tax impact of the above restatement adjustments is discussed below.

The approximate impact of the restatement adjustments related to continuing and discontinued operations combined is anticipated to be as follows:

($ in millions except per share amounts)

	Increase / (Decrease) in Income Before Income Taxes	Increase / (Decrease) in Net Income	Increase / (Decrease) in Fully Diluted Earnings (Per Common Share and Common Equivalent Share

Fiscal Year Ended May 31, 2000	$35	$22	$.05

Fiscal Year Ended May 31, 2001	$27	$17	$.03

Fiscal Year Ended May 31, 2002	$48	$30	$.06

Seven-months Ended December 31, 2002	$(24)	$(15)	$(.03)

Year Ended December 31, 2003	$(89)	$(55)	$(.12)

Year Ended December 31, 2004	$—	$(47)	$(.10)

Solely due to the rollforward impact of the above adjustments on the Company’s utilization of net operating loss (“NOL”) deductions for tax purposes, the Company’s 2004 financial statements also need to be restated.  In 2004, the Company reported an NOL for tax purposes, a portion of which was carried back resulting in a refund of taxes paid in the seven-month transition period ended December 31, 2002 and the year ended December 31, 2003, and the remainder of which will be carried forward to reduce taxes payable in future years.  The restatement adjustments affecting the seven-month transition period ended December 31, 2002 and the year ended December 31, 2003 will effectively increase the 2004 NOL available for carry forward to reduce taxes payable in future years, thereby resulting in an increase in deferred tax assets.  In accordance with Statement of Financial Accounting Standards No. 109, a valuation allowance must be recorded if, more likely than not, realization of the deferred tax asset is not assured.  The Company has determined that the valuation allowance for deferred tax assets must be increased as of December 31, 2004, which is the first period the Company recorded a valuation allowance for deferred tax assets.  The increase in the valuation allowance will result in a charge of approximately $47 million or $0.10 per share in the year ended December 31, 2004, and will reduce ending shareholders’ equity at December 31, 2004 by $47 million.

As a result of the foregoing, the Company’s previously reported financial statements for all periods to be restated should no longer be relied upon.  These restatements will not affect the Company’s 2005 financial statements.  The adjustments noted above could change prior to the filing of the Company’s 2005 Annual Report on Form 10-K.

The Audit Committee has discussed this information with KPMG LLP, our independent registered public accounting firm.

Item 8.01	Other Events.

On April 8, 2005, the Company filed with the SEC a Form S-4 registration statement to register $800 million principal amount of 9¼% Senior Notes (“Senior Notes”) due 2015 to be issued and offered in exchange for the unregistered senior notes sold in January 2005.  During the pendency of the investigation described above, and until the restated financials are filed, the Company has been and remains unable to cause the registration statement to be declared effective by the SEC.  As a result of these delays, the registration statement will not be declared effective by January 20, 2006, as required under the Exchange and Registration Rights Agreement dated as of January 28, 2005 (the “Registration Rights Agreement”).  Consequently, the Company must pay to each holder of the Senior Notes affected thereby, as liquidated damages, special interest, in addition to the interest accrued on the Senior Notes under the terms of the Registration Rights Agreement and the Indenture governing the Senior Notes.  The special interest will accrue at a per annum rate of 0.25% for the 90-day period commencing on January 20, 2006, at a per annum rate of 0.50% for the next 90-day period, at a per annum rate of 0.75% for the subsequent 90-day period and at a per annum rate of 1.0% thereafter for any remaining time period until the registration statement is declared effective, at which time the special interest shall cease (provided no other default under the Registration Rights Agreement exists at such time).

The Company issued a press release relating to these matters on January 19, 2006.  A copy of the press release is attached hereto as Exhibit 99.1 and the information incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of Tenet Healthcare Corporation, dated January 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel

Date:  January 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Tenet Healthcare Corporation, dated January 19, 2006.